UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) : March 16, 2007
Middlefield Banc Corp.
(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

15985 East High Street, Middlefield, Ohio		44062-0035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (440) 632-1666
[not applicable]
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     Middlefield Banc Corp. has received regulatory approval for the previously announced acquisition of Emerald Bank, Dublin, Ohio. The Federal Reserve Bank of Cleveland approved the acquisition on March 16, 2007, and the Federal Deposit Insurance Corporation gave its approval on March 21, 2007. Middlefield Banc Corp. expects to receive approval from the Ohio Division of Financial Institutions during the last week of March 2007. The meeting at which Emerald Bank stockholders will consider and vote upon the merger will be held March 29, 2007.
     Headquartered in Middlefield, Ohio, Middlefield Banc Corp. had assets in excess of $340 million as of December 31, 2006. Emerald Bank had total assets of $41 million, and stockholders’ equity of $5.2 million as of December 31, 2006. Founded in 2004, Emerald Bank presently operates one full-service banking office in Dublin, Ohio.
     Emerald Bank will operate as a separate commercial bank subsidiary of Middlefield Banc Corp. after the merger. The companies anticipate that the merger will close in the second quarter of 2007.
     The information contained or incorporated by reference in this current report on Form 8-K may contain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. All forward-looking statements included in this current report on Form 8-K are based on information available at the time of the report. Middlefield Banc Corp. assumes no obligation to update any forward-looking statement.
     Middlefield Banc Corp. filed with the Securities and Exchange Commission a Registration Statement on Form S-4 concerning the merger transaction. The Registration Statement includes a combined (x) prospectus for the offer and sale of Middlefield Banc Corp. common stock to Emerald Bank’s stockholders as well as (y) a proxy statement of Emerald Bank for the solicitation of proxies from its stockholders for use at the annual meeting of shareholders to be held March 29, 2007, at which the merger transaction will be voted upon. The combined prospectus and proxy statement and other documents filed by Middlefield Banc Corp. with the SEC contain important information about Middlefield Banc Corp., Emerald Bank, and the merger transaction. We urge investors and Emerald Bank stockholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. Emerald Bank stockholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the merger transaction. Investors and stockholders may obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about Middlefield Banc Corp. – at the SEC’s website at www.sec.gov. Copies of the combined prospectus and proxy statement and Middlefield Banc Corp. documents incorporated by reference in the combined prospectus and proxy statement can also be obtained free of charge by request to Middlefield Banc Corp., 15985 East High Street, P.O. Box 35, Middlefield, Ohio 44062, Attention: Mr. Donald L. Stacy, Chief Financial Officer, telephone (440) 632-1666.
     Middlefield Banc Corp., Emerald Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Emerald Bank stockholders to approve the merger transaction. Information about the directors and executive officers of Middlefield Banc Corp. is contained in the proxy statement for Middlefield Banc Corp.’s 2006 annual shareholders’ meeting, which proxy statement was filed with the SEC on April 3, 2006. You may obtain a free copy of the proxy statement at the SEC’s website or by request to Middlefield Banc Corp. as described above. Information about the directors and executive officers of Emerald Bank is contained in Emerald Bank’s March 23, 2006 proxy statement for its 2006 annual shareholders’ meeting and Emerald Bank’s Annual Report for the year ended December 31, 2005. You may obtain a free copy of Emerald Bank’s proxy statement and 2005 Annual Report by request to Emerald Bank, 6215 Perimeter Drive, Dublin, Ohio 43017, Attention: Mr. Glenn E. Aidt, President and Chief Executive Officer, telephone (614) 793-4631. Additional information having to do with the interests of Middlefield Banc Corp., Emerald Bank, their respective directors and executive officers, and other persons who may be deemed to be participants in the merger transaction may be obtained by reading the combined prospectus and proxy statement.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of section 10 of the Securities Act of 1933.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: March 23, 2007	/s/ James R. Heslop II
James R. Heslop II
Executive Vice President and COO